CITY OF AMES
                              ECONOMIC DEVELOPMENT
                           REVOLVING LOAN FUND PROGRAM
                                 LOAN AGREEMENT
                          (BIOFORCE NANOSCIENCES, INC.)

                              ARTICLE 1.0 - GENERAL

      1.1 Identification of Parties. This Agreement is entered into by and between the City of Ames, Iowa (hereafter referred to as the "City") and Bioforce Nanosciences, Inc., a Delaware Corporation, (hereinafter referred to as the "Borrower").

      1.2 Statement of Purpose. WHEREAS, as part of its policy to foster economic development, the City has adopted a program of financial assistance to selected business enterprises by means of loans from the City made in accordance with an adopted loan policy known as THE REVOLVING LOAN FUND; and,

      WHEREAS, the City has agreed to loan up to the amount of Fifty Thousand Dollars ($50,000) to the Borrower to assist in the purchase of working capital; and,

      WHEREAS, the Borrower has made application to the City of Ames, Iowa, for this loan; and

      WHEREAS, the Borrower has qualified and been approved for such a loan and has agreed to the conditions of the receipt of such a loan;

      NOW, THEREFORE, the parties hereto, in consideration of the premises, do agree as follows:

      1.3 The Loan. The City agrees, upon the terms and condition hereinafter set forth, to make loans of money to the Borrower in a total amount not to exceed $50,000 in order to assist in the financing of the project described in
Article 2.2 of this Agreement. The obligation of the Borrower to repay the loan shall be evidenced by a Promissory Note of the Borrower to the City in the amount of $50,000, setting forth a five year schedule of principal and interest payments, to be in the form attached hereto as Attachment "A". In the event the Borrower fails to receive and/or spend the fill face amount of any loan as set out herein and in said Promissory Note, then the amount of the loan shall be reduced accordingly.

      1.4 Reports. The Borrower shall submit the following reports:

          Report                                Due Date
          ------                                --------
          Quarterly Finance & Progress Report   10th of the month following
                                                  the end of each quarter
          Final Progress Report                 Within 30 days of project
                                                  completion

      1.5 Assurances. The representations appearing in the Borrower's application to the City for the loan are incorporated herein and made a part of this agreement


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                        ARTICLE 2.0 - BORROWER'S PROJECT

      2.1 Statement of Work and Services. The Borrower shall perform in a satisfactory and proper manner, as determined by the City, the activities described in the approved application, Attachment "B" to this Agreement. This Attachment is hereby made a part of this Agreement by reference. In addition, Borrower's activities shall conform to the approved Project Budget form in Attachment "B" to this Agreement, and the approved Project Schedule in Attachment "B" to this Agreement.

      2.2 Project Description. As more specifically described in Borrower's approved application to the City, the Project shall be:

                    See Borrower's Loan Application Attached

      2.3 Conveyance or Disposition of Project. The Borrower shall not sell, transfer, convey, lease or otherwise dispose of the Project or of any part thereof, without the consent of the City until the date on which this loan has been fully repaid.

      2.4 Cost Sufficiency. The City does not make any warranty, either expressed or implied, that the proceeds of the loan available for payment of the costs of the Project will be sufficient to pay all the costs which will be incurred in that connection. The City is under no obligation to advance funds in addition to those specified in this agreement.

ARTICLE 3.0 - BORROWER'S CONTRIBUTION TO THE PROJECT

      3.1 Source(s) of Other Contributions. (as stated in Borrowers Loan Application)

      3.2 The obligation of the Borrower to pay the principal of and interest on this loan and to perform its other obligations as described within this loan agreement will be secured by a security interest in and to certain property as referenced on the accompanying UCC-1 document, now owned or hereafter acquired by Borrower, together with the proceeds, products, increase, issue, accessions, attachments, accessories, parts, additions, repairs, replacements and substitutes of to and or all of the foregoing.

                         ARTICLE 4.0 TERMS OF THE LOAN

      4.1 Maximum Amount of Loan. It is expressly understood and agreed that the maximum amount to be loaned to the Borrower by the Lender shall be $50,000.

      4.2 Loan Rate. The Lender and Borrower agree that all finds loaned to Borrower shall be at an interest rate of two and one hundred twenty-fifth percent (2.125%), which is half of the prime rate in effect on the date the City Council authorized the loan, with a principle and interest payment due on the first day of each month from and after the date of this Agreement.

      4.3 Loan Term. The Lender and Borrower agree that the term of the loan shall be five (5) years.

      4.4 Prepayment of Loan. The outstanding principle of the loan may be prepaid by the Borrower at any time without penalty.

      4.5 Penalty. If, at the end of two years from the effective date of this agreement, the full-time equivalent positions of employment stated in paragraph
9.9 have not been created and retained for the benefit of the City of Ames, a penalty of up to 30% of the loan balance after the 24th payment


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on the amortization scheduled stated in the Promissory Note for this loan agreement shall then be due and payable in accordance with the graduated penalty chart below:

                Percent Jobs Created            Percent Penalty
                --------------------            ---------------
                      0 - 49.9%                        30%
                    50% - 59.9%                        25%
                    60% - 69.9%                        20%
                    70% - 79.9%                        15%
                    80% - 89.9%                        10%
                    90% - 99.9%                         5%

The penalty shall be due and payable immediately.

         ARTICLE 5.0 - CONDITIONS OF PAYMENT OF LOAN FUNDS TO RECIPIENT

      5.1 Requisition for Payment.

            a. Payments to the Borrower. All payments to the Borrower shall be subject to the receipt by the City of a requisition for payment. The requisition shall be made according to the format specified by the City.

            b. Supporting Evidence to Accompany Requisition. The Borrower shall submit to the City such supporting evidence as may be reasonably required by the City to substantiate all payments which are requested and to substantiate all payments then made with respect to the project. In addition, the City may require the Borrower to secure and provide evidence to the City of lien waivers from any contractor or subcontractor for all work done and for all materials furnished by them for the project.

      5.2 Time of Requisitions. Borrower shall requisition loan funds only as needed.

      5.3 Use of Loan Proceeds. Proceeds of the loan are to be disbursed in accordance with Article 2.1. Borrower understands and agrees that loan proceeds shall not be spent on any other purpose(s) or projects(s) than that described in Article 2.1.

      5.4 Suspension of Payments. The City shall have the right to suspend, withhold, or delay loan payments to the Borrower if it is determined that the Borrower's project has been changed, interrupted, or significantly delayed or if the Borrower is found to be not in compliance with any provision of this Agreement.

      5.5 Promissory Note Required. The City shall not provide loan funds to the Borrower prior to the completion and execution of the promissory note, Attachment "A" to this Agreement.

                          ARTICLE 6.0 - LOAN REPAYMENT

      6.1 Repayment Schedule. Repayment of the loan shall be made by the Borrower as specified in Attachment "A", the Promissory Note.

      6.2 Default. If any of the following events ("Event of Default") shall occur and be continuing, the City may declare the Borrower to be in default:

            a. Any representation or warranty made by the Borrower under or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or


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            b. The Borrower shall fail to perform or observe any other term or condition contained in this Agreement and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the City; or

            c. Execution shall have been levied against the project or any lien creditors sued to enforce a judgment against the project, or such other proceeding shall have been brought and shall continue unstayed and in effect for a period of more than thirty (30) consecutive calendar days; or

            d. The Borrower shall sell, transfer, lease or convey the project, or any part thereof, except as herein provided, without the prior written consent of the City.

            e. If Borrower's Project related business leaves Ames, Iowa before five years from the date of this agreement, then liquidated damages in the amount of $50,000.00 are due and payable to the Lenders along with the balance of principal and interest due on the loan. Said damages pertain to lost economic development.

      6.3 Actions Upon a Declaration of Default. Upon declaration of default by the City, the City may:

            a. By notice to the Borrower, declare the loan payable under the Promissory Note and this Agreement to be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by. the Borrower;

            b. Take whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement. No remedy herein conferred upon or reserved to the City is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                    ARTICLE 7.0 - ADMINISTRATIVE REQUIREMENTS

      7.1 Administrative Costs. The Borrower agrees that no loan proceeds shall be used for administrative expenses, except for that part used for working capital purposes that includes administrative expenses.

      7.2 Accounts and Records. The Borrower shall maintain books, records, documents and other evidence pertaining to all costs and expenses incurred and revenues acquired under this Agreement to the extent and in such detail as will properly reflect all costs, direct and indirect, of labor, materials, equipment, supplies, services, and other costs and expenses of whatever nature, for which payment is made with the proceeds of this loan.

      7.3 Inspection of Records. Any time during normal business hours, upon 24 hours notice by the City, and as frequently as is deemed necessary, the Borrower shall make available to the City, for its examination, all of its records, contracts, invoices, payrolls, personnel records, conditions of employment, and all other matters covered by this Agreement.

      7.4 Monitoring by City. The City shall have the right to make scheduled and unscheduled visits to the Borrower in order to monitor project performance and compliance with this Agreement.

      7.5 Audit Requirements. Borrower shall have an audit of the project conducted by a certified public accountant, to include all income and expenditures of loan proceeds and local cash, if and when called for by the City.


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                         ARTICLE 8.0 - OTHER CONDITIONS

      8.1 This agreement is, and the Promissory Note, other documents and agreements required by the Agreement when delivered hereunder or pursuant thereto shall be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

      8.2 Neither the execution, delivery or performance of this Loan Agreement or the Promissory Note, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Loan Agreement conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction in any organizational document or any agreement or instrument to which the Borrower is now a party or by which the Borrower is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Borrower under the terms of any instrument or agreement, other than as provided in this Loan Agreement.

      8.3 There is no litigation or proceeding pending, or to the knowledge of the Borrower threatened, against the Borrower affecting in any manner whatsoever the right of the Borrower to execute this Agreement or the other agreements required to be executed by the Borrower under the Agreement or the ability of the Borrower to pay the payments required hereunder or to otherwise comply with the Borrower's obligations contained herein or therein.

      8.4 The Borrower will comply in all material respects with all applicable laws, rules, ordinances, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon the Borrower or upon the Borrower's property except to the extent contested in good faith.

      8.5 The Borrower agrees that the City shall have no responsibility nor incur any expense for maintenance or preservation of the Project or for the payment of any taxes, assessments or other governmental charges assessed or levied with respect to the Project.

                            ARTICLE 9 - MISCELLANEOUS

      9.1 Agreement Coverage.

            a. This instrument, and any referenced attachments hereto or documents referred to herein, contains the entire agreement between the parties and any statements, inducements or promises not contained herein shall not be binding upon said parties. This Agreement shall be binding upon the successors in interest of the respective parties.

            b. If any of the provisions herein shall be in conflict with the laws of the State of Iowa, or shall be declared to be invalid by any court of record of this state, such invalidity shall be construed to affect only such portions as are declared invalid or in conflict with the law and such remaining portion or portions of the agreement shall remain in effect and shall be construed as if such invalid or conflicting portion of such agreement were not contained herein.

      9.2 Term of the Agreement. This Agreement shall be in full force and effect from the date hereof and shall continue in effect so long as the loan is outstanding and unpaid.

      9.3 Maintenance of the Project and Insurance. The Borrower covenants that, so long as the loan is outstanding and unpaid, the Borrower shall keep, or cause to be kept, the Project in as good repair and condition, as same may be, or may be hereafter placed upon completion, ordinary wear and tear only excepted; and shall not suffer or commit waste or damage upon the Project. In addition, the Borrower maybe required to keep in force insurance, premiums therefore to be prepaid


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without notice or demand, against loss by fire, tornado, and other hazards, casualties, and contingencies as the City may require on the Project, in an amount not less than the full insurable value of the Project, or not less than the unpaid balance of principal on the loan with such insurance payable to the Borrower and the City as their interests may appear. The Borrower maybe required to deposit such policies with proper riders with the City.

      9.4 Amendment of this Agreement. The City or the Borrower may, during the duration of this Agreement, deem it necessary to make alterations to the provisions of this Agreement. Any changes to this Agreement, which are approved by the City, shall be incorporated into this Agreement. The provisions of the amendment shall be in effect as of the date of the amendment unless otherwise specified within the amendment. A waiver of any condition of this Agreement must be in writing from the duly authorized official of the City.

      9.5 Indemnity, Fees and Expenses.

            a. The Borrower will indemnify and save harmless the City and its officers and employees from and against any and all losses, by it or them while it or they are acting in good faith to carry out the transactions contemplated by this Agreement or to safeguard its or their interests or ascertain, determine or carry out its or their obligations under this Agreement or any law or contract applicable to said transaction.

            b. The Borrower shall, upon demand, pay to the City the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the City may incur in connection with the exercise or enforcement of any of the rights of the City hereunder, the failure by the Borrower to perform or observe any of the provisions hereof, the collection of payments due under this Agreement, and any other reasonable expenses of the City related to the Project or this financing (including reasonable attorney's fees) which are not otherwise expressly required to be paid by the Borrower under the terms of this Agreement.

            c. The Borrower agrees to pay all appraisal fees, survey fees, recording fees, license and permit fees and insurance premiums related to Borrower's Project.

            d. It is the intention of the parties that the City shall not incur pecuniary liability by reason of the terms of this Agreement and the Borrower shall indemnify and hold harmless the City (including any person at any time serving as an officer or employee of the City) against all claims by or on behalf of any person, firm or corporation, arising out of the same, and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon.

      The obligation of the parties under this Section shall survive the termination of this Agreement.

      9.6 Binding Effect: Governing Law. This Agreement shall be binding upon and inure to the benefit of the Borrower and the City and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the City. This Agreement shall also inure to the benefit of the City. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Iowa.

      9.7 Obligations of the Borrower Hereunder Unconditional. The obligations of the Borrower to make the payments required in Attachment "A" and other articles hereof and to perform and observe the other agreements contained herein shall be absolute and unconditional and shall not be subject to any defense or any right of set-off, counterclaim or recoupment arising out of any breach by the City of any obligation to the Borrower, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Borrower by the City and until such time as the principal shall have been fully paid or provision for the payment thereof shall have been made in


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accordance with the Agreement, the Borrower (i) will not suspend or discontinue any payments provided for in Attachment "A" hereof, (ii) will perform and observe all other agreements contained in this Agreement, and (iii) shall not terminate this Agreement for any cause, it being the intention of the parties that the payments required hereunder will he paid in full when due without any delay or diminution whatsoever.

      9.8 Waivers. No waiver by the City of any default hereunder shall operate as a waiver of any other default or of the same default on a future occasion. No delay on the part of the City in exercising any right or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of-any right or remedy by the City shall preclude future exercise thereof or the exercise of any other right or remedy.

      9.9 Additional Provisions. The following items or requirements are also agreed to:

            a. The Borrower shall create and retain not less than thirty
(30)permanent full-time jobs located in the City of Ames.

            b. Loan proceeds shall not be advanced nor shall loan proceeds be used to reimburse project expenses prior to approval of a loan agreement between the City and Borrower.

      9.10 Suspension and Termination of This Agreement

            a. Suspension. If the Borrower fails to comply with the conditions of this Agreement, the City may, after notice to the Borrower, suspend the Agreement and withhold further payments or prohibit the Borrower from incurring additional obligations of funds, pending corrective action by the Borrower or a decision to terminate. The City may determine to allow such necessary and proper costs which the Borrower could not reasonably avoid during the period of suspension.

            b. Termination for Cause. The City may terminate this Agreement in whole, or in part, at any time before the date of completion, whenever it is determined that the Borrower has failed to comply with the conditions of the Agreement. The City shall promptly notify the Borrower in writing of the determination and the reasons for the termination, together with the effective date. Payments made to Borrower or recoveries by the City under Agreements terminated for cause shall be in accord with the legal rights and liabilities of the parties. Payments and recoveries may include, but are not limited to the following: Payments may be allowed for costs determined to be in compliance with this Agreement up to the date of termination, based on accepted audits. The Borrower shall return to the City all unspent funds within one week of notice of termination. Further, any costs previously paid by the City which are subsequently determined to be unallowable through audit shall be returned to the City within thirty (30) days of such determination.

      9.11 Litigation. The Borrower agrees to pay the costs of any litigation arising from the failure of the Borrower to comply with this Agreement or resulting from the negligence or incompetence of the Borrower. Furthermore, the Borrower shall indemnify and save harmless the City from suits, actions or claims of any character brought for or on account of any injuries or damages received by any person or property resulting from operations of the Borrower or any persons working under him, carrying out the terms of this Agreement.

      9.12 Resolution of Disagreement. In the event of any disagreement between the Borrower and the City relating to the requirements of this agreement, the decision of the City shall prevail. However, the City will consider reasonable proposals for alternative performance or payment deemed by the City to be of equal or greater value compared to the requirements of this agreement.


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      IN WITNESS THEREOF, the parties hereto have executed this Agreement on the day and year last specified below:

BIOFORCE NANOSCIENCES, INC.                     CITY OF AMES, IOWA


By: /s/ Laurence Russ                           By: /s/ Ted Tedesco
    -------------------------------                 ----------------------------
    Laurence Russ, President & CEO                  Ted Tedesco, Mayor

Date: 11 Jan 05                                 Date: 1-28-05
      -----------------------------                   --------------------------

Attest: /s/ Patricia Newbanks                   Attest: /s/ Diane Voss
        ---------------------------                     ------------------------
                                                        Diane Voss, City Clerk


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